Exhibit 99.1

Media Relations Contact: Brian Ziel (408.658.1540) brian.ziel@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2012
FINANCIAL RESULTS

Over $1.2 Billion Returned to Shareholders in Dividends and Buybacks

CUPERTINO, CA — April 17, 2012 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended March 30, 2012. The company reported revenue of $4.4 billion, gross margin of 37%, net income of $1.1 billion and diluted earnings per share of $2.48. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported net income of $1.2 billion and diluted earnings per share of $2.64.

The company generated approximately $938 million in cash from operations, paid cash dividends of $112 million and used approximately $1.1 billion to repurchase 43.1 million shares of common stock and for the early retirement of debt.

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

“Seagate delivered strong performance this quarter by concentrating our efforts toward supporting our customers as the recovery of the hard drive industry continues to progress,” said Steve Luczo, Chairman, President and CEO. “Importantly, during this challenging period, Seagate has successfully transitioned its portfolio to industry-leading products across all markets thereby positioning the company for continued leadership through operational excellence.”

Dividend

The Board of Directors has approved a quarterly cash dividend of $0.25 per share, which will be payable on May 17, 2012 to shareholders of record as of the close of business on May 2, 2012. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast to review its third fiscal quarter today at 3:00 p.m. Pacific Time on its Investor Relations website at www.seagate.com/investors. During today’s conference call, the company will provide an outlook for its fourth fiscal quarter of 2012 and its view of the remainder of the calendar year, including key underlying assumptions. Seagate is planning an investor and analyst meeting on September 21, 2012 to discuss the Company’s longer-term strategic plan.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investors section of seagate.com.

Conference Call

The conference call can be accessed online at http://www.seagate.com/investors.

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time at www.seagate.com/investors.

About Seagate Technology

Seagate is the world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending June 30, 2012 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; the risk that we will incur significant incremental costs in connection with our recently executed transaction with Samsung Electronics Co., Ltd. (“Samsung”) or that we will not achieve the benefits expected from such transaction; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 17, 2011 and August 24, 2011 respectively, and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on January 25, 2012 which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 30, 2012	July 1, 2011(a)
ASSETS
Current assets:
Cash and cash equivalents	$1,638	$2,677
Short-term investments	408	474
Restricted cash and investments	98	102
Accounts receivable, net	2,478	1,495
Inventories	841	872
Deferred income taxes	97	99
Other current assets	808	706
Total current assets	6,368	6,425
Property, equipment and leasehold improvements, net	2,179	2,245
Goodwill	464	31
Other intangible assets	541	1
Deferred income taxes	378	374
Other assets, net	134	149
Total Assets	$10,064	$9,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,172	$2,063
Accrued employee compensation	262	199
Accrued warranty	221	189
Accrued expenses	499	452
Current portion of long-term debt	—	560
Total current liabilities	3,154	3,463
Long-term accrued warranty	154	159
Long-term accrued income taxes	80	67
Other non-current liabilities	140	121
Long-term debt, less current portion	2,862	2,952
Total Liabilities	6,390	6,762

Shareholders’ equity:
Total Shareholders’ Equity	3,674	2,463
Total Liabilities and Shareholders’ Equity	$10,064	$9,225

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 1, 2011.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011

Revenue	$4,450	$2,695	$10,457	$8,112

Cost of revenue	2,809	2,179	7,257	6,517
Product development	270	224	737	646
Marketing and administrative	142	110	388	317
Amortization of intangibles	18	—	20	2
Restructuring and other, net	1	3	4	14
Total operating expenses	3,240	2,516	8,406	7,496

Income from operations	1,210	179	2,051	616

Interest income	2	2	5	6
Interest expense	(59)	(59)	(185)	(151)
Other, net	6	—	(2)	(21)
Other expense, net	(51)	(57)	(182)	(166)

Income before income taxes	1,159	122	1,869	450
Provision for income taxes	13	29	20	58
Net income	$1,146	$93	$1,849	$392

Net income per share:
Basic	$2.57	$0.21	$4.29	$0.85
Diluted	2.48	0.21	4.16	0.83

Number of shares used in per share calculations:
Basic	446	437	431	459
Diluted	463	453	445	475

Cash dividends declared per share	$0.25	$—	$0.61	$—

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	March 30, 2012	April 1, 2011
OPERATING ACTIVITIES
Net income	$1,849	$392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	597	567
Share-based compensation	38	38
Loss on redemption of debt	17	26
Gain on sale of property and equipment	(18)	(4)
Gain on sale of equity investments	(12)	—
Deferred income taxes	(5)	35
Other non-cash operating activities, net	7	(1)

Changes in operating assets and liabilities:
Accounts receivable, net	(983)	7
Inventories	167	(77)
Accounts payable	191	181
Accrued employee compensation	63	(127)
Accrued expenses, income taxes and warranty	(28)	(10)
Other assets and liabilities	(66)	(80)
Net cash provided by operating activities	1,817	947

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(497)	(685)
Proceeds from the sale of property and equipment	11	2
Purchases of short-term investments	(382)	(208)
Sales of short-term investments	330	118
Maturities of short-term investments	118	59
Cash used in acquisition of Samsung HDD assets and liabilities	(561)	—
Change in restricted cash and investments	4	13
Other investing activities, net	12	(2)
Net cash used in investing activities	(965)	(703)

FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	(670)	(377)
Net proceeds from issuance of long-term debt	—	736
Repurchases of ordinary shares	(1,172)	(710)
Proceeds from issuance of ordinary shares under employee stock plans	214	48
Dividends to shareholders	(266)	—
Other financing activities, net	3	(3)
Net cash used in financing activities	(1,891)	(306)

Decrease in cash and cash equivalents	(1,039)	(62)
Cash and cash equivalents at the beginning of the period	2,677	2,263
Cash and cash equivalents at the end of the period	$1,638	$2,201

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended March 30, 2012	For the Nine Months Ended March 30, 2012

GAAP net income		$1,146	$1,849
Non-GAAP adjustments:
Total operating expenses	(A)	76	95
Other expense, net	(B)	—	12
Provision for (benefit from) income taxes	(C)	—	(7)
Non-GAAP net income		$1,222	$1,949

Diluted net income per share:
GAAP		$2.48	$4.16

Non-GAAP		$2.64	$4.38

Shares used in diluted net income per share calculation		463	445

(A) For the three months ended March 30, 2012, Total operating expenses on a GAAP basis totaled $3,240 million, while Non-GAAP Total operating expenses, which excludes the net impact of certain adjustments was $3,164 million. The non-GAAP adjustments primarily include acquisition and integration costs associated with the acquisition of Samsung’s HDD business, which was completed in December 2011, amortization expense of other intangible assets, and the accrual of the 2012 Voluntary Early Retirement Program (“2012 VERP”) offered by the Company to certain of its employees in the U.S. in January 2012.

For the nine months ended March 30, 2012, Total operating expenses on a GAAP basis totaled $8,406 million, while Non-GAAP Total operating expenses, which excludes the net impact of certain adjustments, was $8,311 million. The non-GAAP adjustments reflect the net impact from acquisition and integration costs associated with the acquisition of Samsung’s HDD business, which was completed in December 2011, amortization expense of other intangible assets, the accrual of the 2012 VERP offered by the Company to certain of its employees in the U.S. in January 2012, adjustments to the expected exit costs related to certain leased and sub-leased facilities and an increase in reserves related to post-employment benefits related to existing restructuring plans, offset by the reversal of previously accrued litigation costs and a gain on the sale of a building.

(B) For the three months ended March 30, 2012, Other expense, net on a GAAP and a Non-GAAP basis was an expense of $51 million. The non-GAAP adjustments include a loss recognized on the redemption of $66 million principal amount of our 10% secured notes, offset by a gain recognized upon sales of certain strategic investments during the quarter.

For the nine months ended March 30, 2012, Other expense, net on a GAAP basis was an expense of $182 million, while on a Non-GAAP basis, which excludes the net impact of certain adjustments, it was an expense of $170 million. The non-GAAP adjustments include a loss recognized on the redemption of $96 million principal amount of our 10% secured notes and a write-down of a strategic investment, offset by a gain recognized upon sales of certain other strategic investments.

(C) For the nine months ended March 30, 2012, Non-GAAP net income excludes a discrete tax item for release of valuation allowance on U.S. deferred tax assets associated with increases in the Company’s forecasted U.S. taxable income.